UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021

Astra Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52205	20-3113571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9565 Waples Street, Suite 200
San Diego CA 92121

(Address of principal executive offices, including zip code)

(800) 705-2919
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))’

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 3, 2021, a majority of the stockholders, consented in writing to effectuate a forward split of the Company’s issued and outstanding Common Stock on a 3:1 basis (the “Forward Split”). Once effectuated, the Company’s shares of common stock will increase from 14,058,180 to 42,174,540. The Record Date for the stockholders to receive shares pursuant to the Forward Split was July 8, 2021.

In connection with the Forward Split, the Company filed a Certificate of Change Pursuant to NRS 78.209 with the Nevada Secretary of State with an effective date of September 15, 2021, a copy of which is filed hereto as Exhibit 3.1 and is incorporated by reference herein.

On September 14, 2021, the Financial Industry Regulatory Authority, Inc. (FINRA) announced the Forward Split with an Effective Date of September 15, 2021 and a Pay Date of September 14, 2021. In connection with the Forward Split, no fractional shares are necessary to be issued, and stockholders do not need to present certificates for exchange. The Forward Split will be payable directly to each stockholder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Change Pursuant to NRS 78.209

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRA ENERGY, INC.

Dated: September 15, 2021	By:	/s/ Kermit Harris
Kermit Harris
President

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